     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1996.
                                                       REGISTRATION NO. 33-38438
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------
                         POST-EFFECTIVE AMENDMENT No. 7
                                     TO
                                  FORM S-1
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933


                         ------------------------------
                           SOMANETICS CORPORATION
           (Exact name of registrant as specified in its charter)

       1653 EAST MAPLE ROAD, TROY, MICHIGAN 48083-4208 (810) 689-3050
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               MICHIGAN                                   3845                                  38-2394784
(State or other jurisdiction of          (Primary standard industrial             (I.R.S. employer identification number)
incorporation or organization)           classification code number)

                         BRUCE J. BARRETT, PRESIDENT
                            SOMANETICS CORPORATION
       1653 EAST MAPLE ROAD, TROY, MICHIGAN 48083-4208  (810) 689-3050
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                         ------------------------------
                         Copies of Communications to:
                            PATRICK T. DUERR, ESQ.
                      HONIGMAN MILLER SCHWARTZ AND COHN
                         2290 FIRST NATIONAL BUILDING
                           DETROIT, MICHIGAN 48226
                                (313) 256-7800

                         ------------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act
of 1933, check the following box:    x  .
                                   -----
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:         .
                                                           -----
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering:        .
                         -----
     If the delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box:        .
                                       -----

                       CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
               TITLE OF EACH CLASS OF                          AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
             SECURITIES TO BE REGISTERED                        REGISTERED      PER UNIT (1)         PRICE (1)              FEE
------------------------------------------------------------------------------------------------------------------------------------
Units (each consisting of three Common Shares,
 $.01 par value per share, and three Class A Warrants) (2)      1,380,000          $6.00           $ 8,280,000             $2,070
------------------------------------------------------------------------------------------------------------------------------------
Units (each consisting of one Common Share,
 $.01 par value per share, and one Class B Warrant) (3)         4,139,000          $3.00           $12,417,000             $3,104
------------------------------------------------------------------------------------------------------------------------------------
Common Shares, $.01 par value per share (4)                        63,821          $4.00           $   255,284             $4,139
------------------------------------------------------------------------------------------------------------------------------------
Unit Purchase Options (5)                                         120,000          $.001           $       120             $-----
------------------------------------------------------------------------------------------------------------------------------------
Units (each consisting of three Common Shares,
 $.01 par value per share, and three Class A Warrants) (6)          1,667          $8.70           $    14,503             $ 4.00
------------------------------------------------------------------------------------------------------------------------------------
Units (each consisting of one Common Share,
 $.01 par value per share, and one Class B Warrant ) (7)            5,001          $3.00           $    15,003             $ 4.00
------------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $.01 per share (8)                             0          $4.00           $         0             $ 5.00
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                                     $9,326(9)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based on the estimated sales prices of the units and options and exercise prices of the warrants as of March 20, 1991.
(2) Includes 180,000 units that were subject to the Underwriter's over-allotment option.
(3) Issuable upon exercise of the Class A Warrants. Reflects the deregistration of 1,000 units issuable upon exercise of Class A Warrants that will not be issued as a result of the Company's redemption of 1,000 Class A Warrants as of May 6, 1992.
(4) Issuable upon exercise of the Class B Warrants. Reflects the deregistration of 1,000 Common Shares issuable upon exercise of Class B Warrants that will not be issued as a result of the Company's redemption of 1,000 Class A Warrants as of May 6, 1992. Also reflects the deregistration of 4,075,179 Common Shares issuable upon exercise of Class B Warrants that will not be issued as a result of the Company's redemption of 4,075,179 Class B Warrants as of November 14, 1996.
(5)  Issued to the Underwriter in the Company's initial public offering.
(6) Issuable upon exercise of the Unit Purchase Options. Reflects the deregistration of 132,929 units issuable upon exercise of the Unit Purchase Options that will not be issued as a result of the expiration of the unexercised Unit Purchase Options as of March 19, 1996.
(7) Issuable upon exercise of the Class A Warrants included in the Unit Purchase Options. Reflects the deregistration of 398,787 units issuable upon exercise of the Class A Warrants included in the Unit Purchase Options that will not be issued as a result of the expiration of the unexercised Unit Purchase Options as of March 19, 1996.
(8) Issuable upon exercise of the Class B Warrants included in the Unit Purchase Options. Reflects the deregistration of 398,787 Common Shares issuable upon exercise of the Class B Warrants included in the Unit Purchase Options that will not be issued as a result of the expiration of the unexercised Unit Purchase Options as of March 19, 1996. Also reflects the deregistration of 5,001 Common Shares issuable upon exercise of Class B Warrants issued upon exercise of 1,667 Unit Purchase Options and the 5,001 underlying Class A Warrants. Such Common Shares will not be issued as a result of the expiration of 5,001 unexercised Class B Warrants as of November 14, 1996.
(9) Paid upon the filing of the Registration Statement.

                        -----------------------------

     Pursuant to Rule 416, there are also being registered such additional shares as may become issuable pursuant to the antidilution provisions of the Class B Warrants.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The purpose of this Post-Effective Amendment No. 7 to Form S-1 Registration Statement is to deregister 4,075,179 Common Shares issuable upon the exercise of 4,075,179 Class B Warrants that were redeemed on November 14, 1996 and to deregister 5,001 Common Shares issuable upon the exercise of 5,001 Class B Warrants that expired on November 14, 1996.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment no. 7 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on November 18, 1996.

                                                          SOMANETICS CORPORATION
                                                                    (Registrant)

                                               By:  /s/ Bruce J. Barrett
                                                   ----------------------
                                                     BRUCE J. BARRETT
                                           President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 7 to registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                 Title                              Date
----------------------------  ------------------------------------------------  -----------------
    /s/ Bruce J. Barrett      President Chief Executive Officer and a Director
----------------------------           (Principal Executive Officer)            November 18, 1996
      BRUCE J. BARRETT

    /s/  Raymond W. Gunn      Executive Vice President and Chief Financial
----------------------------    Officer (Principal Financial Officer and        November 18, 1996
      RAYMOND W. GUNN                 Principal Accounting Officer)

   /s/ H. Raymond Wallace
----------------------------         Chairman of the Board of Directors         November 18, 1996
     H. RAYMOND WALLACE

    /s/ Daniel S. Follis
----------------------------                      Director                      November 18, 1996
      DANIEL S. FOLLIS

    /s/ James I. Ausman'
----------------------------                      Director                      November 18, 1996
JAMES I. AUSMAN, M.D., PH.D.